SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: October 14, 2002
(Date of earliest event reported)

Virginia Electric and Power Company
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	1-2255 (Commission File Number)	54-0418825 (I.R.S. Employer Identification No.)

701 East Cary Street
Richmond, Virginia 23219
(804) 819-2000
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On October 14, 2002, Dominion Resources, Inc. issued a press release announcing the retirement and election of certain senior management officers. Edgar M. Roach, Jr. will retire as President, Chief Executive Officer and Director and James P. O'Hanlon will retire as President and Chief Operating Officer of Virginia Electric and Power Company, effective December 1, 2002. The press release is filed with this Form 8-K as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1	Dominion Resources, Inc. press release (filed herewith).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Patricia A. Wilkerson Patricia A. Wilkerson Vice President and Corporate Secretary
Date: October 15, 2002